  As filed with the Securities and Exchange Commission on September 27, 2002
                                                         Registration No. 333-

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                          STRATUS SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)
                            ------------------------

                   New Jersey                   22-2433361
          (State or other jurisdiction       (I.R.S. Employer
               of incorporation or          Identification No.)
                  organization)

                                 500 CRAIG ROAD
                        MANALAPAN, NEW JERSEY 07726-8790
                                 (732) 866-0300
                          (Address, including zip code,
                  of Registrant's Principal Executive Offices)
                            ------------------------

                          STRATUS SERVICES GROUP, INC.
                           1999 EQUITY INCENTIVE PLAN
                           2000 EQUITY INCENTIVE PLAN
                           2001 EQUITY INCENTIVE PLAN
                           2002 EQUITY INCENTIVE PLAN
                         NON-PLAN EMPLOYEE STOCK OPTIONS
                              (Full Title of Plans)
                            ------------------------

                                JOSEPH J. RAYMOND
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          STRATUS SERVICES GROUP, INC.
                                 500 CRAIG ROAD
                        MANALAPAN, NEW JERSEY 07726-8790
                                 (732) 866-0300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   Copies To:

                            PHILIP D. FORLENZA, ESQ.
                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION
                               125 HALF MILE ROAD
                          MIDDLETOWN, NEW JERSEY 07748
                                 (732) 741-3900

                                    CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                    Proposed Maximum      Proposed Maximum
  Title of Securities to be       Amount to be       Offering Price      Aggregate Offering             Amount of
         Registered              Registered (7)         Per Share               Price               Registration Fee
    Common Stock,
    $.01 par value (1)                     110,000           $3.00                  330,000             $31.00

    Options to purchase
    Common Stock (1)                       110,000              --                       --                 --

    Common Stock
    $.01 par value (1)                      50,000             .65                   32,500               3.00

    Options to purchase
    Common Stock (1)                        50,000              --                       --                 --

    Common Stock,
    $.01 par value (2)                     166,667            1.50                  250,001              23.00

    Options to purchase
    Common Stock (2)                       166,667              --                       --                 --

    Common Stock,
    $.01 par value (2)                   1,000,000            6.00                6,000,000             552.00

    Options to purchase
    Common Stock (2)                     1,000,000              --                       --                 --

    Common Stock,
    $.01 par value (2)                     500,000            1.10                  550,000              51.00

    Options to purchase                    500,000
    Common Stock (2)                                            --                       --                 --

    Common Stock,
    $.01 par value (3)                      32,349            6.00                  190,094              18.00

    Options to purchase
    Common Stock (3)                        32,349              --                       --                 --

    Common Stock,
    $.01 par value (3)                       2,115            6.60                   13,959               2.00

    Options to purchase
    Common Stock (3)                         2,115              --                       --                 --

    Common Stock,
    $.01 par value (3)                     130,000           5.625                  731,250              68.00

    Options to purchase
    Common Stock (3)                       130,000              --                       --                 --

    Common Stock
    $.01 par value (3)                     335,536            0.20                   67,107(8)            7.00


                                       2





    Options to purchase
    Common Stock (3)                       335,536              --                       --                 --

    Common Stock,
    $.01 par value (4)                     300,000           5.625                1,687,500             156.00

    Options to purchase
    Common Stock (4)                       300,000              --                       --                 --

    Common Stock
    $.01 par value (4)                     200,000            0.20                   40,000(8)            4.00

    Options to purchase
    Common Stock (4)                       200,000              --                       --                 --

    Common Stock,
    $.01 par value (5)                     800,000            1.10                  880,000              81.00

    Options to purchase
    Common Stock (5)                       800,000              --                       --                 --

    Common Stock
    $.01 par value (5)                     200,000            0.20                   40,000(8)            4.00

    Options to purchase
    Common Stock (5)                       200,000              --                       --                 --

    Common Stock
    $.01 par value (6)                   3,359,000             .65                2,183,350             201.00

    Options to purchase
    Common Stock (6)                     3,359,000              --                       --                 --

    Common Stock
    $.01 par value (6)                      20,000             .75                   15,000               2.00

    Options to purchase
    Common Stock  (6)                       20,000              --                       --                 --

    Common Stock
    $.01 par value (6)                      10,000            1.32                   13,200               2.00

    Options to purchase
    Common Stock (6)                        10,000              --                       --                 --

    Common Stock
    $.01 par value (6)                      20,000            1.00                   20,000               2.00

    Options to purchase
    Common Stock (6)                        20,000              --                       --                 --

    Common Stock
    $.01 par value (6)                   1,591,000            0.20                  318,200(8)           30.00

    Options to purchase
    Common Stock (6)                     1,591,000              --                       --                 --

    Total                                                                        13,362,161          $1,237.00
==================================================================================================================

(1) Under Employment Agreements and non-plan stock option agreements with officers, directors and employees of the Registrant.
(2) Under Stock Option Agreement with Chairman and President of the Company.
(3) Under the Registrant's 1999 Equity Incentive Plan (the "1999 Equity Incentive Plan").
(4) Under the Registrant's 2000 Equity Incentive Plan, (the "2000 Equity Incentive Plan").
(5) Under the Registrant's 2001 Equity Incentive Plan (the "2001 Equity Incentive Plan").
(6) Under the Registrant's 2002 Equity Incentive Plan (the "2002 Equity Incentive Plan").
(7) This Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution provisions of the agreements referred to above and the Equity Incentive Plans to adjust for the occurrence of certain corporate transactions or events including, without limitation, a stock split, stock dividend, merger, consolidation, reorganization or recapitalization.
(8) Estimated solely for the purpose of calculation of the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low sale prices for a share of the Registrant's Common Stock as reported on the OTC Bulletin Board on September 23, 2002.

==============================================================================

                                EXPLANATORY NOTE

      This registration statement contains two parts. The first part contains a prospectus prepared in accordance with the requirements of Part I of Form S-3 (pursuant to General Instruction C to Form S-8) which covers offers and sales by certain stockholders of shares of Common Stock, par value $.01 per share (the "Common Stock") of Stratus Services Group, Inc. (the "Company" or "Registrant") issuable by the Company to certain employees of the Company under the 1999 Equity Incentive Plan, the 2000 Equity Incentive Plan, the 2001 Equity Incentive Plan, the 2002 Equity Incentive Plan and certain Non-Plan Employee Stock Options.

      The second part contains "Information Required in the Registration Statement" prepared in accordance with Part II of Form S-8. Pursuant to Part I of Form S-8, the information relating to the shares issuable in connection with options or rights to acquire shares of Common Stock granted or to be granted under the 1999 Equity Incentive Plan, the 2000 Equity Incentive Plan, the 2001 Equity Incentive Plan, and the 2002 Equity Incentive Plan and certain Non-Plan Employee Stock Options is not filed with the Securities and Exchange Commission (the "Commission") but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS


                          STRATUS SERVICES GROUP, INC.
                        8,910,000 SHARES OF COMMON STOCK

                               ---------------

      Certain of our stockholders are using this reoffer prospectus to offer shares of our Common Stock that we issued to them. These shareholders may include "affiliates", as defined in Rule 405 under the Securities Act of 1933, as amended.

      We expect that sales made pursuant to this reoffer prospectus will be made:

         -  in broker's transactions;

         -  in transactions directly with market makers; or

         -  in negotiated sales or otherwise.

      The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at prices negotiated at the time of the sale. We will not receive any proceeds from these sales.

      The brokers and dealers the selling stockholders utilize in selling these shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling stockholders and the brokers and dealers they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

      Our Common Stock is listed on the NASD - OTC Bulletin Board under the symbol "SERV.OB". On September 23, 2002, the last reported sale price of the stock as reported on NASD - OTC Bulletin Board was $0.20 per share.

                               ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------


This prospectus is dated September 27, 2002.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                                TABLE OF CONTENTS

                  Forward Looking Statements                 6

                  The Company/Risk Factors                   7

                  Selling Stockholders                      12

                  Plan of Distribution                      12

                  Use of Proceeds                           12

                  Legal Matters                             12

                  Experts                                   13

                  Where You Can Find More Information       13


                           FORWARD-LOOKING STATEMENTS

      This Prospectus, including the documents that we incorporate herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future economic performance, plans, and objectives of management for future operations and projections of revenue and other financial items that are based on the beliefs of management as well as assumptions made by and information currently available to our management. The words "expect", "estimate", "anticipate", "believe", "intend" and similar expressions are intended to identify forward-looking statements. Such statements involve assumptions, uncertainties, and risks. If one or more of the risks or uncertainties materialize or underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on our expected operating results, performance or financial condition are economic conditions facing the staffing industry generally; uncertainties related to the job market and our ability to attract qualified candidates; uncertainties associated with our brief operating history; our ability to raise additional capital; our ability to achieve and manage growth; our ability to successfully identify suitable acquisition candidates, complete acquisitions or integrate the acquired business into our operation; our ability to attract and retain qualified personnel; our ability to develop new services; our ability to cross-sell our services to existing clients; our ability to enhance and expand existing offices; our ability to open new offices; general economic conditions; our ability to continue to maintain worker's compensation, general liability and other insurance coverages; the continued cooperation of our creditors; and other factors discussed herein and from time-to-time in our filings with the Securities and Exchange Commission. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business. These forward-looking statements speak only as of their dates and we assume no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

                                   THE COMPANY

      We are a national business services company engaged in providing outsourced labor and operational resources on a long-term, contractual basis. We were incorporated in Delaware in March 1997 and began operations in August 1997 with the purchase of certain assets of Royalpar Industries, Inc. and its subsidiaries. This purchase provided us with a foundation to become a national provider of comprehensive staffing services. We believe that as businesses increasingly outsource a wider range of human resource functions in order to focus on their core operations, they will require more sophisticated and diverse services from their staffing providers.

      We are functionally divided into two "service lines": Staffing Services and Information Technology Services. Our Staffing Services Division provides temporary workers for short-term needs, extended-term temporary employees, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, on-site supervising and human resource consulting. Our SMARTSolutions-TM- technology, available through our Staffing Services branch offices, provides a comprehensive, customized staffing program designed to reduce labor and management costs and increase workforce efficiency. Stratus Technology Services provides information technology staffing solutions to Fortune 1000, middle market and emerging companies. STS offers expertise in a wide variety of technology practices and disciplines ranging from networking professionals to internet development specialists and application programmers. All three service groups seek to act as business partners to our clients rather than merely a vendor. In doing so, they seek to systematically enhance client productivity and positively impact our and our clients' financial results. We are headquartered at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 and our telephone number is (800) 777-1557.

      Between September 1997 and August 2002 we completed ten acquisitions of staffing businesses, representing thirty offices in seven states. As of September 23, 2002 we were providing services from thirty locations in eight states. We also maintain a presence on the Internet with our website at WWW.STRATUSSERVICES.COM, an informational site designed to give prospective customers and employees additional information regarding our operations.

                                  RISK FACTORS

WE HAVE LIMITED LIQUID RESOURCES AND A HISTORY OF NET LOSSES.

      At June 30, 2002, we had limited liquid resources. Current liabilities were approximately $17.4 million and our current assets were approximately $13.7 million. The difference of approximately $3.7 million is a working capital deficit which is primarily the result of the losses we had during each of the five quarters ended June 30, 2002. Current liabilities as of June 30, 2002 also include a cash overdraft of $872,234, which is represented by outstanding checks. We have incurred net losses in recent periods, including net losses of $409,069 in our inception period from August 11, 1997 through September 30, 1997, $2,412,145 in the year ended September 30, 1998, $1,527,043 in the year ended September 30, 1999 and $5,910,457 in the year ended September 30, 2001. Although we had net earnings in the year ended September 30, 2000 of $1,045,910, we can provide no assurance that our operations will be profitable in the future. This situation has also made it difficult for us to make timely payments to our vendors and we can make no assurances that vendors and creditors will not exercise remedies against us. The working capital deficit will remain until additional capital is raised.

      These conditions raise substantial doubts about our ability to operate as a going concern. Our financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

      Our continuation of existence is dependent upon our ability to generate sufficient cash flow to meet our continuing obligations on a timely basis, to fund the operating and capital needs, and to obtain additional financing as may be necessary. Our management has taken steps to revise and reduce our operating requirements, which we believe will be sufficient to assure continued operations and implementation of our plans. The steps include closing branches and reduction in staffing and other selling, general and administrative expenses.

FLUCTUATIONS IN THE GENERAL ECONOMY COULD HAVE AN ADVERSE IMPACT ON OUR
BUSINESS.

      Demand for our staffing services is significantly affected by the general level of economic activity and unemployment in the United States. Companies use temporary staffing services to manage personnel costs and staffing needs. When economic activity increases, temporary employees are often added before full-time employees are hired. However, as economic activity slows, many companies reduce their utilization of temporary employees before releasing full-time employees. In addition, we may experience less demand for our services and more competitive pricing pressure during periods of economic downturn. Therefore, any significant economic downturn could have a material adverse effect on our business, results of operations, cash flows or financial condition.

WE MAY BE UNABLE TO CONTINUE AND MANAGE OUR GROWTH.

      Our ability to continue growth will depend on a number of factors, including: the strength of demand for temporary employees in our markets; the availability of capital to fund acquisitions; the ability to maintain or increase profit margins despite pricing pressures; and existing and emerging competition. We must also adapt our infrastructure and systems to accommodate growth and recruit and train additional qualified personnel. Furthermore, the United States economy is continuing to show signs of an economic slowdown. Should the economic slowdown or a recession continue for an extended period, competition for customers in the staffing industry would increase and may adversely impact management's allocation of our resources and result in declining revenues.

WE RELY HEAVILY ON EXECUTIVE MANAGEMENT AND COULD BE ADVERSELY AFFECTED IF OUR EXECUTIVE MANAGEMENT TEAM WAS NOT AVAILABLE.

      We are highly dependent on our senior executives, including Joseph J. Raymond, our Chairman, CEO and President since September 1, 1997; Michael A. Maltzman, Executive Vice President and Chief Financial Officer who has been serving in that capacity since September 1, 1997; and on the other members of our senior management team. We entered into an employment agreement with Mr. Raymond effective September 1, 1997 for continuing employment until he chooses to retire or until his death and that agreement remains in effect as written. Employment arrangements with all of our executive officers are at-will. The loss of the services of either Mr. Raymond or Mr. Maltzman and other senior executives or other key executive personnel could have a material adverse effect on our business, results of operations, cash flows or financial condition.

WE RELY HEAVILY ON OUR MANAGEMENT INFORMATION SYSTEMS AND OUR BUSINESS WOULD SUFFER IF OUR SYSTEMS FAIL OR CANNOT BE UPGRADED OR REPLACED ON A TIMELY BASIS.

      We believe our management information systems are instrumental to the success of our operations. Our business depends on our ability to store, retrieve, process and manage significant amounts of data. We continually evaluate the quality, functionality and performance of our systems in an effort to ensure that these systems meet our operational needs. We have, in the past, encountered delays in implementing, upgrading or enhancing systems and may, in the future, experience delays or increased costs. There can be no assurance that we will meet anticipated completion dates for system replacements, upgrades or enhancements that such work will be competed in the cost-effective manner, or that such replacements, upgrades and enhancements will support our future growth or provide significant gains in efficiency. The failure of the replacements, upgrades and enhancements to meet these expected goals could result in increased system costs and could have a material adverse effect on our business, results of operations, cash flows or financial condition.

INCREASES IN EMPLOYEE-RELATED COSTS WOULD HAVE AN ADVERSE EFFECT ON OUR
BUSINESS.

      We are responsible for all employee-related expenses for the temporary employees, including workers' compensation, unemployment insurance, social security taxes, state and local taxes and other general payroll expenses. We maintain workers' compensation insurance for all claims in excess of a loss cap of $150,000 per incident, except with respect to locations in states where private insurance is permitted and which are covered by state insurance funds. We accrue for workers' compensation costs based upon payroll dollars paid to temporary employees. The accrual rates vary based upon the specific risks associated with the work performed by the temporary employee. At the beginning of each policy year, we review the overall accrual rates with our outside actuaries and makes changes to the rates as necessary based primarily upon historical loss trends. Periodically, we evaluate our historical accruals based on an actuarially developed estimate of the ultimate cost for each open policy year and adjust such accruals as necessary. These adjustments can either be increases or decreases to workers' compensation costs, depending upon our actual loss experience. There can be no assurance that our programs to control workers' compensation and other payroll-related expenses will be effective or that loss development trends will not require a charge to costs of services in future periods to increase workers' compensation accruals.

Unemployment insurance premiums are set by the states in which our employees render their services. A significant increase in these premiums or in workers' compensation-related costs or our inability to continue to maintain workers' compensation coverage could have a material adverse effect on our business, results of operations, cash flows or financial condition.

OUR FINANCIAL RESULTS WILL SUFFER IF WE LOSE ANY OF OUR SIGNIFICANT CUSTOMERS.

      As is common in the temporary staffing industry, our engagements to provide services to our customers are generally of a non-exclusive, short-term nature and subject to termination by the customer with little or no notice. During fiscal 2000 and 2001, no single customer of ours accounted for more than 12% and 10%, respectively, of our sales or services. Nonetheless, the loss of any of our significant customers could have an adverse effect on our business, results of operations, cash flows or financial condition. We are also subject to credit risks associated with our trade receivables. During fiscal 2000 and fiscal 2001, we incurred costs of $122,500 and $661,000, respectively, for bad debts. Should any of our principal customers default on their large receivables, our business results of operations, cash flows or financial condition could be adversely affected.

WE HAVE EXPERIENCED SIGNIFICANT FLUCTUATIONS IN OUR OPERATING RESULTS AND ANTICIPATE THAT THESE FLUCTUATIONS MAY CONTINUE.

      Operating results may fluctuate due to a number of factors, including the demand for our services, the level of competition within our markets, our ability to increase the productivity of our existing offices, control costs and expand operations, the timing and integration of acquisitions and the availability of qualified temporary personnel. In addition, our results of operations could be, and have in the past been, adversely affected by severe weather conditions. Moreover, our results of operations have also historically been subject to seasonal fluctuations. Demand for temporary staffing historically has been greatest during our fourth fiscal quarter due largely to the planning cycles of many of our customers. Furthermore, sales for the first fiscal quarter are typically lower due to national holidays as well as plant shutdowns during and after holiday season. These shutdowns and post-holiday season declines negatively impact job orders received by us, particularly in the light industrial sector. Due to the foregoing factors, we have experienced in the past, and may possibly experience in the future, results of operations below the expectations of public market analysts and investors. The occurrence of such an event could likely have a material adverse effect on the price of the common stock.

IF WE ARE NOT ABLE TO ATTRACT AND RETAIN THE SERVICES OF QUALIFIED TEMPORARY PERSONNEL, OUR BUSINESS WILL SUFFER.

      We depend upon our ability to attract and retain qualified personnel who possess the skills and experience necessary to meet the staffing requirements of our customers. During periods of increased economic activity and low unemployment, the competition among temporary staffing firms for qualified personnel increases. Many regions in which we operate have in the past and may continue to experience historically low rates of unemployment and we have experienced, and may continue to experience, significant difficulties in hiring and retaining sufficient numbers of qualified personnel to satisfy the needs of our customers. Furthermore, we may face increased competitive pricing pressures during such periods. While the current economic environment is facing uncertainties, competition for individuals with the requisite skills is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available to us in sufficient numbers and on terms of employment acceptable to us. We must continually evaluate and upgrade our base of available qualified personnel to keep pace with changing customer needs and emerging technologies. Furthermore, a substantial number of our temporary employees during any given year will terminate their employment with us to accept regular staff employment with our customers. The inability to attract and retain qualified personnel could have a material adverse effect on the business, results of operations, cash flows or financial condition.

OUR SUCCESS DEPENDS UPON THE PERFORMANCE OF OUR FIELD MANAGEMENT.

      We are dependent on the performance and productivity of our local managers, particularly branch, and regional managers. This loss of some of our key managers could have an adverse effect on our operations, including our ability to establish and maintain customer relationships. Our ability to attract and retain business is significantly affected by local relationships and the quality of services rendered by branch, area, regional and zone managerial personnel. If we are unable to attract and retain key employees to perform these services, our business, results of operations, cash flows or financial condition could be adversely affected. Furthermore, we may be dependent on the senior management of companies that may be acquired in the future. If any of these individuals do not continue in their management roles, there could be material adverse effect on our business, results of operations, cash flows or financial condition.

WE MAY BE SUBJECT TO CLAIMS AS A RESULT OF ACTIONS TAKEN BY OUR TEMPORARY STAFFING PERSONNEL.

      Providers of temporary staffing services place people in the workplaces of other businesses. An inherent risk of such activity includes possible claims of errors and omissions, discrimination or harassment, theft of customer property, misappropriation of funds, misuse of customers' proprietary information, employment of undocumented workers, other criminal activity or torts, claims under health and safety regulations and other claims. There can be no assurance that we will not be subject to these types of claims, which may result in negative publicity and our payment of monetary damages or fines, which, if substantial, could have a material adverse effect on our business, results of operations, cash flows or financial condition.

OUR COMMON STOCK WAS DELISTED FROM THE NASDAQ STOCK MARKET AND IS NOT LIKELY TO BE RELISTED.

      There are several requirements for continued listing on the Nasdaq SmallCap Market including, but not limited to, a minimum stock bid price of $1.00 per share and $2.5 million in stockholder's equity. As of September 30, 2001, our stockholder's equity was below the Nasdaq requirement and, as a result, our common stock was delisted by Nasdaq in February 2002. Although we appealed the delisting determination and the Nasdaq Listing and Hearing Council reversed and remanded the decision to the Nasdaq Listing Qualification Panel, subject to conditions, the Panel notified us in August 2002 that it was denying relisting due to our failure to meet conditions specified in the Council's decision that required us to have stockholders' equity of at least $4,500,000 as of June 30, 2002 and a minimum stock bid price of at least $1.00 for 10 consecutive trading days. We have again filed an appeal of this decision. Although we are appealing the denial of relisting, our common stock is currently trading on the NASD's OTC Bulletin Board. Delisting from Nasdaq could adversely affect the liquidity and price of our common stock and this could have a long-term impact on our ability to raise future capital through a sale of our common stock. In addition, it could make it more difficult for investors to obtain quotations to trade our stock.

FUTURE ACQUISITIONS COULD INCREASE THE RISK OF OUR BUSINESS.

      While we intend to pursue acquisitions in the future, there can be no assurance that we will be able to expand our current market presence or successfully enter other markets through acquisitions. Competition for acquisitions may increase to the extent other temporary services firms, many of which have significantly greater financial resources than us, seek to increase their market share through acquisitions. In addition, we are subject to certain limitations on the incurrence of additional indebtedness under our credit facilities, which may restrict our ability to finance acquisitions. Further, there can be no assurance that we will be able to identify suitable acquisition candidates or, if identified, complete such acquisitions or successfully integrate such acquired businesses into our operations. Acquisitions also involve special risks, including risks associated with unanticipated problems, liabilities and contingencies, diversion of management's attention and possible adverse effects on earnings resulting from increased goodwill amortization, interest costs and workers' compensation costs, as well as difficulties related to the integration of the acquired businesses, such as retention of management. Furthermore, once integrated, acquisitions may not achieve comparable levels of revenue or profitability as our existing locations. In addition, to the extent that we consummate acquisitions in which a portion of the consideration is in the form of common stock, current shareholders may experience dilution. The failure to identify suitable acquisitions, to complete such acquisitions or successfully integrate such acquired businesses into our operations could have a material adverse effect on our business, results of operations, cash flows or financial condition.

POTENTIAL CONVERSIONS OF OUR CONVERTIBLE PREFERRED STOCK WILL REDUCE THE PERCENTAGE OWNERSHIP INTEREST OF EXISTING STOCKHOLDERS AND MAY CAUSE A REDUCTION IN OUR SHARE PRICE.

Since July 2001, we have issued to certain stockholders 1,458,933 shares of Series A Preferred Stock, 16,683 shares of Series E Preferred Stock and 10,000 shares of Series F Preferred Stock. If all of the holders of preferred stock convert their preferred stock into shares of common stock, we will be required to issue no less than 22,680,933 shares of common stock assuming a conversion price of $0.15 for the Series E Preferred Stock. If the trading price of the common stock is low when the conversion price of the Series E Preferred Stock is determined, we would be required to issue a higher number of shares of common stock, which could cause a further reduction in each of our stockholder's percentage ownership interests in our company. In addition, if a holder of preferred stock converts our preferred stock and sells the common stock, it could result in an imbalance of supply and demand for our common stock and a decrease in the market price of our common stock. The further our stock price declines, the more the conversion price of our Series E Preferred stock will fall and the greater the number of shares we will have to issue upon conversion.

WE ARE CONTROLLED BY PRINCIPAL STOCKHOLDER AND MANAGEMENT.

      As of September 23, 2002, our Chairman of the Board, Joseph J. Raymond, owned or had the right to vote shares representing approximately 59.5% of the outstanding voting power of our capital stock. Our directors and executive officers, as a group, own or have the right to vote shares representing approximately 66.91% of the outstanding voting power of our capital stock. As a result, Mr. Raymond and, if they should determine to act together, our directors and executive officers as a group, will be able to exercise significant influence over the outcome of any matters or block certain matters which might normally be submitted to our stockholders for approval, including the election of directors and the authorization of other corporate actions requiring stockholder approval.

                             SELLING STOCKHOLDERS

      The shares of Common Stock offered in this prospectus are being registered for offers and sales by certain employees and permitted assigns who own shares of our Common Stock issued by us under the 1999 Plan, the 2000 Plan, the 2001 Plan, the 2002 Plan and the Non-Plan Employee Stock Options, hereinafter collectively referred to as the "selling stockholders".

      We do not know whether any of the selling stockholders will use this prospectus in connection with the offer or sale of any shares of our Common Stock or, if this prospectus is so used, how many shares of Common Stock will be offered or sold.

                              PLAN OF DISTRIBUTION

      The selling stockholders may sell registered shares of the Common Stock in any of the following ways:

         -  through brokers or dealers;

         -  through agents; or

         -  directly to one or more purchasers.

      The distribution of shares of the stock may be effected from time-to-time in one or more transactions:

         - on NASD OTC Bulletin Board (or in the event the Company is re-listed on the Nasdaq SmallCap Market) in transactions pursuant to and in accordance with the rules of such exchange; or

         - in transactions other than on such exchange or a combination of such transactions.

      Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling shares of the Common Stock to or through brokers or dealers, and such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or commissions from purchasers of shares of the Common Stock for whom they may act as agent. The selling stockholders and any brokers or dealers or agents that participate in the distribution of shares of the Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such brokers or dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more selling stockholders may act as principal or agent in connection with the offer or sale of shares of the Common Stock by the selling stockholders.

      Any securities covered by the prospectus that qualify for sale pursuant to rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the offer and sale of the shares of the Common Stock by the selling stockholders.

                                  LEGAL MATTERS

      The validity of shares of Common Stock offered in this offering will be passed upon for us by Giordano, Halleran & Ciesla, P.C., Middletown, New Jersey 07748.

                                     EXPERTS

      Our financial statements for each of the three (3) fiscal years ended September 30, 2001, September 30, 2000 and September 30, 1999 have been incorporated in this prospectus by reference herein and in the registration statement of which this prospectus is a part in reliance upon the report of Amper, Politziner & Mattia, P.C., independent certified public accountants, incorporated herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Commission under the Securities Act a registration statement on Form S-8 with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or portions of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. Fur further information pertaining to us and the Common Stock offered hereby, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the registration statement may be obtained from the Commission at prescribed rates. Information on the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information that is filed through the Commission's EDGAR System. The website can be accessed at HTTP://WWW.SEC.GOV.

      We "incorporate by reference" information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 001-15789.

      We have previously filed the following documents with the Commission and incorporated them by reference into this prospectus:

      1. our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as amended by the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001;

      2. from the date of filing of such documents, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 2001; and

      3. the description of our Common Stock contained in Amendment No. 7 to the Company's Registration Statement on Form SB-2 as filed with the Commission on March 17, 2000.

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

      We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Request for such copies should be directed to us at the following mailing address:
Stratus Services Group, Inc., 500 Craig Road, Suite 201, Manalapan, New Jersey 07726, Attn: Investor Relations, telephone number: (732)866-3000.

                                   PROSPECTUS

                        8,910,000 SHARES OF COMMON STOCK


                               SEPTEMBER 27, 2002

PART I.

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEMS 1 AND 2.  PLAN INFORMATION.

      This Registration Statement concerns the registration of: (i) Four hundred ten thousand (410,000) shares of common stock, $.01 par value (the "Common Stock") of Stratus Services Group, Inc. (the "Company") to be sold pursuant to the exercise of options granted to certain officers and employees of the Company pursuant to certain employment agreements and stock option agreements; (ii) one million, five hundred thousand (1,500,000) shares of Common Stock of the Company to be sold pursuant to the exercise of options granted to the Chairman and President of the Company pursuant to a stock option agreement; (iii) five hundred thousand (500,000) shares of Common Stock of the Company to be sold pursuant to the exercise of options granted to participants under the Stratus Services Group, Inc. 1999 Equity Incentive Plan (the "1999 Equity Incentive Plan"); (iv) five hundred thousand (500,000) shares of Common Stock of the Company to be sold pursuant to the exercise of options granted to participants under the Stratus Services Group, Inc. 2000 Equity Incentive Plan (the "2000 Equity Incentive Plan"); (v) one million (1,000,000) shares of Common Stock to be issued pursuant to the exercise of options or in connection with other awards granted to participants under the Stratus Services Group, Inc. 2001 Equity Incentive Plan (the "2001 Equity Incentive Plan"); and (vi) five million (5,000,000) shares of Common Stock to be issued pursuant to the exercise of options or in connection with other awards granted to participants under the Stratus Services Group, Inc. 2002 Equity Incentive Plan (the "2002 Equity Incentive Plan").

      The documents containing the information about the agreements and the Equity Incentive Plans described above required by Part I of Form S-8 have been or will be sent or given to the participants as specified by Rule 428(b)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), and such documents taken together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of Form S-8 shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      Certain information included in this Section 10(a) Prospectus and other Company filings under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.

                                    PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as amended by the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001.

      (b) From the date of filing of such documents, all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2001.

      (c) The description of the Company's Common Stock contained in Amendment No. 7 to the Company's Registration Statement on Form SB-2 as filed with the Commission on March 17, 2000.

      (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of the filing of such documents.

      Any statement contained in this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERT AND COUNSEL.

      Not applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Delaware General Corporation Law, Section 102(b)(7), authorizes a corporation to eliminate or limit personal liability of members of its board of directors for violations of a director's fiduciary duty of care. Such elimination or limitation of personal liability is not permitted, however, where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or knowing violation of law, or payment of a dividend or approval of a stock repurchase which was deemed illegal or where a director obtains an improper personal benefit.

      The Registrant's Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on September 3, 1999) provides that a director of the Company shall, to the maximum extent permitted by Section 102(b)(7) or any successor provision or provisions, have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

      Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

      The Registrant's Amended and Restated Certificate of Incorporation and the Registrant's Bylaws (filed as Exhibit 3.2 to Amendment No. 6 to the Company's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on February 1, 2000) provides that any director or officer of the Company involved in any action, suit or proceeding, the basis of which is alleged action or inaction by such director or officer while he was acting in an official capacity as a director or officer of the Registrant or as a director, trustee, officer, employee or agent of another entity at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Section 145 against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction continues as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Registrant or a director, officer, trustee, employee or agent of such other entity and inures to the benefit of the indemnitee's heirs, executors and administrators. The Certificate of Incorporation also provides that the right to indemnification shall be a contract right which shall not be affected adversely as to any indemnitee by any amendment to the Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment and shall include, unless otherwise restricted or prohibited by law or the Registrant's By-laws, the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. The Registrant's Board of Directors may also grant these indemnification rights to any employee or agent of the Registrant or to any person who is or was a director, officer, employee or agent of the Registrant's affiliates, predecessors or subsidiaries.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.         EXHIBITS.


EXHIBIT NUMBER                                               DESCRIPTION
--------------                                               -----------
   5.                      Opinion and Consent of Giordano, Halleran & Ciesla, P.C. (file herewith).

  10.1.1                   Employment Agreement dated September 1, 1997 between the Registrant and Joseph J. Raymond
                           (incorporated by reference to Exhibit 10.1.1 to Amendment No. 1 to the Registrant's Registration
                           Statement on Form SB-2 (Registration No. 333-83255)).

  10.1.2                   Executive Employment Agreement dated September 1, 1997 between the Registrant and J. Todd Raymond (incorporated by reference to Exhibit 10.1.2 to Amendment No. 1 to the
                           Registrant's Registration Statement on Form SB-2 (Registration No. 333-83255)).

  10.1.6                   Executive Employment Agreement dated September 1, 1997 between Registrant and Michael A. Maltzman
                           (incorporated by reference to Exhibit 10.1.6 to Amendment No. 1 to the Registrant's Registration
                           Statement on Form SB-2 (Registration No. 333-83255)).

  10.1.10                  Stock Option Agreement between the Registrant and Joseph J. Raymond dated as of April 15, 2000
                           (incorporated by reference to similarly numbered Exhibits to the Company's Form 10-KSB, as filed with the Securities and Exchange Commission on December 29, 2000).

  10.1.11                  Stock Option Agreement between the Registrant and Joseph J. Raymond dated as of April 3, 2001
                           (filed herewith).

  10.1.12                  Stock Option Agreement between the Registrant and Joseph J. Raymond dated as of March 28, 2002
                           (filed herewith).

  10.7.1                   Stratus Services Group, Inc. 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant's Registration tatement on Form SB-2 (Registration No. 333-83255).

  10.7.2                   Stratus Services Group, Inc. 2000 Equity Incentive Plan (incorporated by reference to similarly numbered Exhibits to the Company's Form 10-KSB, as filed with the Securities and Exchange Commission on December 29, 2000).

  10.7.3                   Form of Option under 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.7.3 filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000).

  10.7.4                   Stratus Services Group, Inc. 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.7.4 to the Registrant's registration statement on Form S-1 (Registration No. 333-55312)).

  10.7.5                   Form of Option under 1999 Equity Incentive Plan (filed herewith).

  10.7.6                   Form of Option under 2001 Equity Incentive Plan (filed herewith).

  10.7.7                   Stratus Services Group, Inc. 2002 Equity Incentive Plan (filed herewith).

  10.7.8                   Form of Option under 2002 Equity Incentive Plan (filed herewith).

  23.1                     Consent of Amper, Politziner & Mattia, P.C. (filed herewith).

  23.2                     Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5).

  24.                      Power of Attorney (filed with signature pages).

ITEM 9.         UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and
(ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Manalapan, State of New Jersey, on the 27th day of September 2002.

                                   STRATUS SERVICES GROUP, INC.
                                   (Registrant)

                                   By:   /s/ Joseph J. Raymond
                                         ----------------------------
                                         Joseph J. Raymond
                                         President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph J. Raymond and Michael A. Maltzman and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                                                      Date

 /s/ Joseph J. Raymond                Chairman, President, and Chief Executive          September 27, 2002
 -----------------------              Officer (Principal Executive Officer)


 /s/ Michael A. Maltzman              Vice President and Chief Financial Officer        September 27, 2002
 -----------------------             (Principal Financing and Accounting Officer)


 /s/ Michael J. Rutkin                Director                                          September 27, 2002
 -----------------------

 /s/ H. Robert Kingston               Director                                          September 27, 2002
 -----------------------

 /s/ Donald W. Feidt                  Director                                          September 27, 2002
 -----------------------

 /s/ Sanford I. Feld                  Director                                          September 27, 2002
 -----------------------

EXHIBITS.


EXHIBIT NUMBER                                               DESCRIPTION
--------------                                               -----------
   5.                      Opinion and Consent of Giordano, Halleran & Ciesla, P.C. (filed herewith).

  10.1.1                   Employment Agreement dated September 1, 1997 between the Registrant and Joseph J. Raymond
                           (incorporated by reference to Exhibit 10.1.1 to Amendment No. 1 to the Registrant's Registration
                           Statement on Form SB-2 (Registration No. 333-83255)).

  10.1.2                   Executive Employment Agreement dated September 1, 1997 between the Registrant and J. Todd Raymond (incorporated by reference to Exhibit 10.1.2 to Amendment No. 1 to the
                           Registrant's Registration Statement on Form SB-2 (Registration No. 333-83255)).

  10.1.6                   Executive Employment Agreement dated September 1, 1997 between Registrant and Michael A. Maltzman
                           (incorporated by reference to Exhibit 10.1.6 to Amendment No. 1 to the Registrant's Registration
                           Statement on Form SB-2 (Registration No. 333-83255)).

  10.1.10                  Stock Option Agreement between the Registrant and Joseph J. Raymond dated as of April 15, 2000
                           (filed herewith).

  10.1.11                  Stock Option Agreement between the Registrant and Joseph J. Raymond dated as of April 3, 2001
                           (filed herewith).

  10.1.12                  Stock Option Agreement between the Registrant and Joseph J. Raymond dated as of March 28, 2002
                           (filed herewith).

  10.7.1                   Stratus Services Group, Inc. 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant's Registration tatement on Form SB-2 (Registration No. 333-83255).

  10.7.2                   Stratus Services Group, Inc. 2000 Equity Incentive Plan (incorporated by reference to similarly numbered Exhibits to the Company's Form 10-KSB, as filed with the Securities and Exchange Commission on December 29, 2000).

  10.7.3                   Form of Option under 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.7.3 filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000).

  10.7.4                   Stratus Services Group, Inc. 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.7.4 to the Registrant's registration statement on Form S-1 (Registration No. 333-55312)).

  10.7.5                   Form of Option under 1999 Equity Incentive Plan (filed herewith).

  10.7.6                   Form of Option under 2001 Equity Incentive Plan (filed herewith).

  10.7.7                   Stratus Services Group, Inc. 2002 Equity Incentive Plan (filed herewith).

  10.7.8                   Form of Option under 2002 Equity Incentive Plan (filed herewith).

  23.1                     Consent of Amper, Politziner & Mattia, P.C. (filed herewith).


                                      20





  23.2                     Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5).

  24.                      Power of Attorney (filed with signature pages).



                                      21